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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-76502) of our report dated January 26, 2001, except as to the information in Note V for which the date is February 28, 2001, relating to the financial statements, which appears in the 2000 Annual Report to Shareholders which is incorporated by reference in Sepracor Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated January 26, 2001, except as to the information in Note V for which the date is February 28, 2001, relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Boston, Massachusetts
January 31, 2002